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                                                                       EXHIBIT 4




                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


         Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D and agrees that this Schedule 13D is filed on its behalf.


Dated:   August 10, 1999

                                        RRI ACQUISITION CORP.


                                        By:    /s/ Armand E. Sebban
                                            ------------------------------------
                                            Name:  Armand E. Sebban
                                            Title: Executive Vice President for
                                                   Finance and Chief Financial
                                                   Officer



                                        ACCOR S.A.


                                        By:    /s/ Christian Gary
                                            ------------------------------------
                                            Name:  Christian Gary
                                            Title: Director of Treasury and
                                                   Finance